UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 19, 2011

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-03492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

3000 North Sam Houston Parkway East Houston, Texas	77032
(Address of Principal Executive Offices)	(Zip Code)

(281) 871-2699
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Explanatory Note

This Amendment No.1 to Form 8-K is being filed as an amendment to the Current Report on Form 8-K filed by Halliburton Company on May 25, 2011.  The Form 8-K was filed to report the results of the matters submitted to a vote at our Annual Meeting of Stockholders held on May 21, 2011.  The sole purpose of this Amendment No. 1 is to disclose our decision regarding the frequency of future stockholder advisory votes on the compensation of our named executive officers.  Except for the foregoing, this Amendment No. 1 does not modify or update any other disclosure contained in the Form 8-K that was filed on May 25, 2011.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 19, 2011, Halliburton held its Annual Meeting of Stockholders.  Stockholders were asked to consider and act upon, among other matters, an advisory vote on the frequency of an advisory vote on executive compensation.  As previously reported, a majority of the votes cast on the frequency proposal were cast in favor of holding an advisory vote on executive compensation every year.

Our Board of Directors decided at a meeting held on July 21, 2011 that the company will include an advisory vote on executive compensation every year in its future proxy materials until the next stockholder vote on the frequency of these votes.

The information reported under Item 5.07 of the May 25, 2011 Form 8-K is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: July 26, 2011	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Assistant Secretary